As filed with the Securities and Exchange Commission on March 12, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allbirds, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3999983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
730 Montgomery Street
San Francisco, CA 94111
(628) 225-4848
(Address of principal executive offices, including zip code)
Allbirds, Inc. 2021 Equity Incentive Plan
Allbirds, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)
Joseph Zwillinger, Chief Executive Officer
Allbirds, Inc.
730 Montgomery Street
San Francisco, CA 94111
(628) 225-4848
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ann Mitchell Chief Financial Officer Allbirds, Inc. 730 Montgomery Street San Francisco, CA 94111 (628) 225-4848

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Allbirds, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 6,203,785 additional shares of its Class A common stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 Plan on January 1, 2024, and (ii) 1,550,946 additional shares of its Class A common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan the “Plans”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 ESPP on January 1, 2024. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Class A common stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on November 3, 2021 (File No. 333-260696), a Registration Statement on Form S-8 filed with the Commission on March 28, 2022 (File No. 333-263892) and a Registration Statement on Form S-8 filed with the Commission on March 10, 2023 (File No. 333-270456). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 12, 2024 (File No. 001-40963).

(b)The description of the Registrant’s Class A common stock that is contained in the Registrant’s Registration Statement on Form 8-A filed on October 25, 2021 (File No. 001-40963) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Ninth Amended and Restated Certificate of Incorporation of Allbirds, Inc.	8-K	001-40963	3.1	November 5, 2021
4.2	Amended and Restated Bylaws of Allbirds, Inc.	8-K	001-40963	3.1	August 21, 2023
4.3	Form of Class A Common Stock Certificate.	S-1/A	333-259188	4.1	September 15, 2021
5.1*	Opinion of Holland & Hart LLP.
23.1*	Consent of Holland & Hart LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Allbirds, Inc. 2021 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-256693	10.3	October 25, 2021
99.2	Allbirds, Inc. 2021 Employee Stock Purchase Plan.	10-Q	001-40963	10.2	December 7, 2021
107*	Filing Fee Table.
_______________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 12, 2024.

ALLBIRDS, INC.

By:	/s/ Joseph Zwillinger
Joseph Zwillinger
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Zwillinger and Ann Mitchell, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Zwillinger	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2024
Joseph Zwillinger

/s/ Ann Mitchell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
Ann Mitchell

/s/ Neil Blumenthal	Director	March 12, 2024
Neil Blumenthal

/s/ Dick Boyce	Director	March 12, 2024
Dick Boyce

/s/ Timothy Brown	Chief Innovation Officer and Director	March 12, 2024
Timothy Brown

/s/ Mandy Fields	Director	March 12, 2024
Mandy Fields

/s/ Ann Freeman	Director	March 12, 2024
Ann Freeman

/s/ Dan Levitan	Director	March 12, 2024
Dan Levitan